Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No. __) on Form S-4 of Renasant Corporation of our reports dated March 2, 2015 relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Renasant Corporation for the year ended December 31, 2014.

We also consent to the reference to our firm under the caption “Experts” in such prospectus.

/s/ HORNE LLP

Memphis, Tennessee

December 23, 2015